Exhibit 99.2

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                                       OF

                        CHESAPEAKE UTILITIES CORPORATION


                      (PURSUANT TO 18 U.S.C. SECTION 1350)


     I, Michael P. McMasters, Vice President, Chief Financial Officer and Treasurer of Chesapeake Utilities Corporation, certify that, to the best of my knowledge, the Annual Report on Form 10-K of Chesapeake Utilities Corporation ("Chesapeake") for the year ended December 31, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section 13(1) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Chesapeake.


                                                  /s/  MICHAEL  P.  MCMASTERS
                                                  --------------------------
                                                  Michael  P.  McMasters
                                                  March  28,  2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Chesapeake Utilities Corporation and will be retained by Chesapeake Utilities Corporation and furnished to the Securities and Exchange Commission or its staff upon request.